UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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AOL Inc.

(Name of Registrant as Specified In Its Charter)

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On May 24, 2012, AOL Inc. issued the following release.

AOL STOCK HITS 52-WEEK HIGH DRIVEN BY CONTINUED MOMENTUM FROM ITS Q1 EARNINGS AND PATENT TRANSACTION ANNOUNCEMENT

AOL Files Investor Presentation, Urges Stockholders to Continue to Support the AOL Board which Continues to Create and Unlock Significant Stockholder Value

Vote For AOL’s Experienced and Highly Qualified Directors on WHITE Proxy Card Today

NEW YORK, NY – May 24, 2012 – AOL Inc. (NYSE: AOL) today filed an investor presentation with the Securities and Exchange Commission in connection with its 2012 Annual Meeting of Stockholders scheduled for Thursday, June 14, 2012.  The presentation can be found under the “Events & Presentations” section of AOL’s website at http://ir.aol.com.

The AOL Board of Directors unanimously recommends that all stockholders vote “FOR” AOL’s experienced and highly qualified director nominees – Tim Armstrong, Richard Dalzell, Karen Dykstra, Alberto Ibargüen, Susan Lyne, Patricia Mitchell, Fredric Reynolds and James Stengel – on the WHITE  proxy card.

The presentation notes that in AOL’s view:

AOL HAS THE RIGHT TEAM AND STRATEGY IN PLACE TO FURTHER

ENHANCE STOCKHOLDER VALUE

•         AOL has made significant operational and financial progress since spinning off from Time Warner only two and a half years ago.

•         AOL has a clear, concise, and publicly communicated growth plan and is on track to meet its strategic goals.

•         AOL’s stock is a top performing stock in our industry year-over-year and year-to-date.

•         AOL stock is up 166% since its low as a direct result of the action taken by AOL’s management and Board.

•         AOL’s Board nominees are diverse and have significant operational, financial and public board experience in AOL’s areas of strategic focus.

•         All of AOL’s senior management and directors own stock in the Company and AOL’s Chairman and CEO is the single largest individual investor in the Company.

•         Starboard’s slate does not have a long-term strategy or relevant industry experience.

AOL’S CLEAR STRATEGY IS DELIVERING IMPROVED RESULTS

•         The Board has unlocked over $1.7 billion in value in the last two years.

•         AOL has returned capital to stockholders by buying back 14% of outstanding shares, and has committed to return all of the proceeds of the almost $1.1 billion patent sale to stockholders.

•         AOL has reported three consecutive quarters of better than expected earnings results, which demonstrate that the Board’s strategy is working.

•         The Board has presided over significant improvement of AOL’s operations and financial results, including reducing annual costs by approximately $500 million prior to investment in areas of strategic focus, reducing headcount by 37%, ending unfavorable distribution deals and exiting unprofitable markets.

STARBOARD DOES NOT HAVE A LONG-TERM STRATEGY

AND THEIR NOMINEES DO NOT HAVE THE RIGHT EXPERIENCE

•         Rather than present a reasoned strategy for driving stockholder value, Starboard has simply criticized AOL’s long-term strategy and investments in content-based assets, and we believe their goal is to break-up and liquidate the company.

•         AOL’s Board of Directors is diverse and highly qualified. The AOL Board has significant operational, financial and public board experience.

•         On the contrary, we believe Starboard’s nominees would negatively impact the Board’s level of industry expertise, public company experience and diversity.

•         AOL is actively engaged in seeking two new Board members, but believes Starboard’s slate will damage the Company and its relationship with advertisers.

•         Notwithstanding the negative impact of Starboard’s last four public statements with respect to AOL’s strategy, AOL’s stock hit a 52-week high this week, based on AOL’s operating execution, strategic momentum, and continuing to unlock stockholder value.

About AOL

AOL Inc. (NYSE: AOL) is a brand company, committed to continuously innovating, growing, and investing in brands and experiences that inform, entertain, and connect the world. The home of a world-class collection of premium brands, AOL creates original content that engages audiences on a local and global scale. We help marketers connect with these audiences through effective and engaging digital advertising solutions.

From time to time, we post information about AOL on our investor relations website (http://ir.aol.com) and our official corporate blog (http://blog.aol.com).

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” section contained in our Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”), filed with the Securities and Exchange Commission.  In addition, we operate a web services company in a highly competitive, rapidly changing and consumer- and technology-driven industry. This industry is affected by government regulation, economic, strategic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the continued ability to protect intellectual property rights. Our actual results could differ materially from management’s expectations because of changes in such factors. Achieving our business and financial objectives, including growth in operations and maintenance of a strong balance sheet and liquidity position, could be adversely affected by the factors discussed or referenced under the “Risk Factors” section contained in the Annual Report as well as, among other things: 1) changes in our plans, strategies and intentions; 2) continual decline in market valuations associated with our cash flows and revenues; 3) the impact of significant acquisitions, dispositions and other similar transactions; 4) our ability to attract and retain key employees; 5) any negative unintended consequences of cost reductions, restructuring actions or similar efforts, including with respect to any associated savings, charges or other amounts; 6) market adoption of new products and services; 7) the failure to meet earnings expectations; 8) asset impairments; 9) decreased liquidity in the capital markets; 10) our ability to access the capital markets for debt securities or bank financings; 11) the impact of “cyber-warfare” or terrorist acts and hostilities and 12) the approval of the patent transaction with Microsoft Corporation by antitrust authorities and the satisfaction of the other closing conditions to that transaction as well as factors that could affect the manner, timing and amount of the return of any of the sale proceeds to AOL shareholders including the need for AOL to retain cash for its business or to satisfy liabilities.

Additional Information

In connection with the solicitation of proxies, AOL has filed with the Securities and Exchange Commission, a definitive proxy statement and other relevant documents concerning the proposals to be presented at AOL’s 2012 Annual Meeting of Stockholders.  The proxy statement contains important information about AOL and the 2012 Annual Meeting.  In connection with the 2012 Annual Meeting, AOL has mailed the definitive proxy statement to stockholders.  In addition, AOL files annual, quarterly and special reports, proxy statements and other information with the SEC.  You are urged to read the proxy statement and other information because they contain important information about AOL and the proposals to be presented at the 2012 Annual Meeting.  These documents are available free of charge at the SEC’s website (www.sec.gov) or from AOL at our investor relations website (http://ir.aol.com).  The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

AOL and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from AOL’s stockholders in connection with the election of directors and other matters to be proposed at the 2012 Annual Meeting.  Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by AOL with the SEC.

Media Contact:

Maureen Sullivan
Maureen.Sullivan@teamaol.com
212-206-5030

Investor Relations Contact:

Eoin Ryan

Eoin.Ryan@teamaol.com

212-206-5025